POWER OF ATTORNEY

           KNOWN ALL MEN BY THESE PRESENTS, that the undersigned Directors of Danaher Corporation, a Delaware corporation (the "Corporation"), hereby constitute and appoint George M. Sherman the true and lawful agent and attorney-in-fact of the undersigned with full power and Statement of the Corporation on Form S-8 to be filed with the Securities and Commission under the Securities Act of 1933 and any amendment or supplements (including post effect amendments) to such Registration Statement relating to the Common Stock of the Corporation pursuant to the Employee Non-Qualified
Stock Option Plan and the 1987 Stock Option Plan. We hereby ratify and confirm all acts taken by such agent and attorney-in-fact as herein authorized.

Date:      July 21, 1994


/s/ MORTIMER M. CAPLIN
Mortimer M. Caplin

/s/ DONALD J. ENRLICH
Donald J. Enrlich

/s/ WALTER G. LOHR, JR.
Walter G. Lohr, Jr.

/s/ MITCHELL P. RALES
Mitchell P. Rales

/s/ STEVEN M. RALES
Steven M. Rales

/s/ A. EMMET STEPHENSON,JR.
A. Emmet Stephenson, Jr.